                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 6, 1999, in the Registration Statement (Form S-1) and related Prospectus of Pets.com, Inc. for the registration of shares of its common stock.

                                            /s/ Ernst & Young LLP
San Francisco, California
December 6, 1999